Exhibit 99.1

Compass Diversified Holdings	Investor Relations and Media Contacts:
James J. Bottiglieri	The IGB Group
Chief Financial Officer	Leon Berman / Tyler Wilson
203.221.1703	212.477.8438 / 646.673.9701
jbottiglieri@compassdiversifiedholdings.com	lberman@igbir.com / twilson@igbir.com
Compass Diversified Holdings Provides Guidance for Second Quarter
and Full Year 2009
Distributions Expected to Remain at Same Level
Westport, Conn., June 3, 2009 — Compass Diversified Holdings (Nasdaq: CODI) (“CODI” or the “Company”), an owner and acquirer of leading middle market businesses, announced today that it expects to earn from $3.5 million to $5.0 million in Cash Available for Distribution and Reinvestment (“Cash Flow” or “CAD”) for the second quarter of 2009 and from $21.0 million to $24.5 million for the full year 2009.
Jim Bottiglieri, the CFO of Compass Diversified Holdings, stated, “Our decision to provide guidance for 2009 is a result of the stabilization we are now seeing in our subsidiary businesses. Notably, our CAD expectations assume no significant recovery in the current economic environment, as well as no additional acquisitions of new platform subsidiaries or ‘add-on’ acquisitions to existing subsidiaries. We expect any such acquisitions to be accretive to our CAD. Finally, independent of any new acquisitions or significant recovery in the economy, based on actions already taken by our subsidiary management teams, our current forecast is for growth in CAD in 2010 as compared to 2009.”
Joe Massoud, the CEO of Compass Diversified Holdings, continued, “As discussed on our last conference call, as a result of the Company’s current and historic generation of cash flow, as well as our over $109 million in realized gains on monetizations since our initial public offering, we are confident in our ability to pay distributions to shareholders at current levels for the foreseeable future. CODI's financial liquidity is also an advantage for us, with approximately $50 million in net debt and no material maturities until 2013. Much of this balance sheet strength can be attributed to our decision in early 2008 to sell two of our subsidiaries into a robust market for acquisitions and dispositions of businesses. We used the proceeds of those sales to repay debt and retain cash, thereby positioning the Company to redeploy this capital in a more buyer-friendly environment. Accordingly, we can now pursue acquisition opportunities at a time when other acquirers are hampered by the current credit markets.”
About Compass Diversified Holdings (“CODI”)
Compass Diversified Holdings (“CODI”, “we”, “us”, and “our”) was formed to acquire and manage a group of leading middle market businesses that are headquartered in North America. Its subsidiaries are a diverse group of businesses with highly defensible market positions.
CODI’s structure involves acquisition of controlling ownership interests in its subsidiaries in order to maximize its ability to impact each subsidiary’s performance. The Company provides both debt and equity capital for its subsidiaries, contributing to their financial and operating flexibility. CODI’s model involves discipline in identifying and valuing businesses, proactive engagement with the management teams of the companies it acquires and the monetization of its subsidiaries when it believes that doing so will maximize shareholder value. The Company seeks to provide an extraordinarily high level of transparency in financial reporting and governance processes for the benefit of its shareholders. CODI currently has six subsidiaries operating in distinct market niches. The cash flows generated by these businesses are utilized in pursuit of CODI’s dual objectives of investing in the long-term growth of the Company and making distributions of cash to its shareholders.

Subsidiary Businesses
AFM Holdings Corporation and its consolidated subsidiaries, referred to as American Furniture, is a low-cost manufacturer of upholstered stationary and motion furniture with the ability to ship any product in its line within 48 hours of receiving an order. American Furniture is based in Ecru, MS.
Anodyne Medical Device, Inc. and its consolidated subsidiaries, referred to as AMD, is a manufacturer of medical support surfaces and patient positioning devices, which are primarily used for the prevention and treatment of pressure wounds experienced by patients with limited to no mobility. AMD is based in Coral Springs, FL.
CBS Personnel Holdings, Inc. and its consolidated subsidiaries, referred to as Staffmark, is a provider of temporary staffing services in the United States. CBS Personnel is headquartered in Cincinnati, OH and operates over 300 locations in 29 states.
Compass AC Holdings, Inc. and its consolidated subsidiaries, referred to as Advanced Circuits, is a manufacturer of low-volume, quick-turn and prototype rigid printed circuit boards (“PCBs”). Advanced Circuits is based in Aurora, CO.
Fox Factory Holding Corp. and its consolidated subsidiaries, referred to as Fox, is a designer, manufacturer and marketer of high-end suspension products for mountain bikes, all-terrain vehicles, snowmobiles and other off-road vehicles. Fox is based in Watsonville, CA.
Halo Lee Wayne LLC and its consolidated subsidiaries, referred to as Halo, is a distributor of customized promotional products and serves more than 30,000 customers as a one-stop-shop resource for design, sourcing, management and fulfillment across all categories of its customers’ promotional products needs. Halo is based in Sterling, IL.
To find out more about Compass Diversified Holdings, please visit www.compassdiversifiedholdings.com.
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on our current expectations, estimates and projections. Pursuant to those sections, we may obtain a “safe harbor” for forward-looking statements by identifying those statements and by accompanying those statements with cautionary statements, which identify factors that could cause actual results to differ from those expressed in the forward-looking statements. We may, in some cases, use words such as “project,” “predict,” “believe,” “anticipate,” “plan,” “forecast,” “expect,” “estimate,” “intend,” “should,” “would,” “could,” “potentially,” or “may” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements in this press release are subject to a number of risks and uncertainties, some of which are beyond our control, including among other things: our ability to successfully operate our businesses on a combined basis, and to effectively integrate and improve any future acquisitions; our cash flow available for distribution and reinvestment and our ability to make distributions in the future to our shareholders; changes in general economic or business conditions or economic or demographic trends in the United States and other countries in which we have a presence, including changes in interest rates and inflation; our ability to remove our manager and our manager’s right to resign; our trust and organizational structure, which may limit our ability to meet our dividend and distribution policy; our ability to service and comply with the terms of our indebtedness; our ability to pay the management fee, profit allocation and put price when due; our ability to make and finance future acquisitions; our ability to implement our acquisition and management strategies; the regulatory environment in which our businesses operate; trends in the industries in which our businesses operate; environmental risks affecting the business or operations of our businesses; our and our manager’s ability to retain or replace qualified employees of our businesses and our manager; costs and effects of legal and administrative proceedings, settlements, investigations and claims; and extraordinary or force majeure events affecting the business or operations of our businesses.
Our actual results, performance, prospects or opportunities could differ materially from those expressed in or implied by the forward-looking statements. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the risk factor discussion in the Form 10-K filed by us with the Securities and Exchange Commission for the year ended December 31, 2008 and other filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Additional risks of which we are not currently aware or which we currently deem immaterial could also cause our actual results to differ.
In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements. The forward-looking events discussed in this press release may not occur. These forward-looking statements are made as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statements after the date hereof, whether as a result of new information, future events or otherwise, except as required by law.
A copy of this press release, and of past press releases, is available on Compass Diversified Holdings’ website located at www.compassdiversifiedholdings.com.